                                                                   EXHIBIT 23.11




                                LETTER OF CONSENT


We consent to the reference to our firm name in this Registration Statement on Form S-3 of Devon Energy Corporation, Devon Financing Corporation, U.L.C. and Devon Financing Trust II and the reference to our firm name and our reports providing estimates of a portion of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000 and September 30, 2000 herein.



                                        GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                        /s/ DANA B. LAUSTSEN
                                        ----------------------------------------
                                        Dana B. Laustsen, P. Eng.
                                        Executive Vice President


Calgary, Alberta
March 1, 2002